Exhibit 99.6

                                                                  EXECUTION COPY

                                   $15,000,000

                       CHIPPAC INTERNATIONAL COMPANY LTD.

                     12 3/4% SENIOR SUBORDINATED NOTES DUE 2009

                               PURCHASE AGREEMENT

                                                                   June 11, 2001


Citicorp Capital Investors, Limited
399 Park Avenue
New York, New York  10043

Dear Sirs:

     1. INTRODUCTORY. ChipPAC International Company Limited, a British Virgin Islands corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Citicorp Capital Investors, Limited, (the "PURCHASER") U.S. $15,000,000 principal amount of its 12 3/4% Senior Subordinated Notes Due 2009 (the "SECURITIES"). ChipPAC, Inc., a Delaware corporation ("CHIPPAC"), proposes, subject to the terms and conditions stated in a certain Purchase Agreement, dated the date hereof (the "CONVERTIBLE NOTES PURCHASE AGREEMENT"), among Citicorp Mezzanine III, L.P. ("CITICORP MEZZANINE"), and ChipPAC, to issue and sell to Citicorp Mezzanine U.S. $50,000,000 principal amount of its 8% Convertible Subordinated Notes Due 2011 (the "CONVERTIBLE NOTES"). The transactions contemplated by this Agreement and the Convertible Notes Purchase Agreement are collectively referred to herein as the "DEBT TRANSACTIONS." The Securities are to be issued pursuant to and are "Additional Securities" as defined in the Indenture (the "INDENTURE"), dated July 29, 1999, as supplemented on August 5, 1999, among the Company, ChipPAC and Firstar Bank, N.A., as trustee ("FIRSTAR"), on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "SECURITIES ACT"). The Convertible Notes are to be issued under an indenture (the "CONVERTIBLE NOTES INDENTURE"), between ChipPAC and Firstar, on a private placement basis pursuant to an exemption under Section 4(2) of the Securities Act.

          The Company's obligations under the Securities are guaranteed by ChipPAC pursuant to the Company Guaranty contained in the Indenture (the "COMPANY GUARANTY") and by each direct


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                                                                               2

and indirect subsidiary of ChipPAC (other than ChipPAC Assembly and Test (Shanghai) Company, Ltd. and ChipPAC (Shanghai) Company Ltd.) (the "SUBSIDIARY GUARANTORS") pursuant to the Subsidiary Guaranty Agreement, dated August 5, 1999 (the "SUBSIDIARY GUARANTY AGREEMENT"). ChipPAC and the Subsidiary Guarantors are sometimes referred to collectively as the "GUARANTORS".

          Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement, dated as of the Closing Date (as hereinafter defined) (the "REGISTRATION RIGHTS AGREEMENT"), to be entered into between the Company and the Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "COMMISSION") a shelf registration statement (the "SHELF REGISTRATION STATEMENT") pursuant to Rule 415 under the Securities Act. The Company hereby agrees with the Purchaser as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CHIPPAC. The Company and ChipPAC represents and warrants to, and agrees with, the Purchaser that:

          (a) Except as disclosed in the Exchange Act Reports (as hereinafter defined), on the date of this Agreement, ChipPAC's Annual Report on Form 10-K most recently filed with the Commission, and all subsequent reports which have been filed by ChipPAC with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") prior to or as of the date hereof and the description of Common Stock contained in ChipPAC's Registration Statement on Form 8-A (collectively, the "EXCHANGE ACT REPORTS") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) Each of the Company and ChipPAC has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; and each of the Company and ChipPAC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to individually or in the aggregate (x) result in a material adverse effect on the properties, business, results of operations, financial condition or prospects of each of the Company and ChipPAC and its subsidiaries taken as
     a  whole,   (y)  interfere  with


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                                                                               3

     or adversely affect the issuance or marketability of the Securities or (z) in any manner draw into question the validity of this Agreement or the Exchange Act Reports (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

          (c) Each subsidiary of ChipPAC has been duly incorporated and is an existing corporation in good standing (to the extent such a concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; and each subsidiary of ChipPAC is duly qualified to do business as a foreign corporation in good standing (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified and in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of ChipPAC has been duly authorized and validly issued and is fully paid and nonassessable; and except for pledges in favor of Credit Suisse First Boston, as collateral agent, under the Credit Agreement, dated as of August 5, 1999, as amended (the "CSFB CREDIT AGREEMENT"), by and among the Company, ChipPAC, the lenders listed therein and Credit Suisse First Boston, the capital stock of each subsidiary owned by ChipPAC, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d) Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and ChipPAC, as applicable, and the Subsidiary Guarantee Agreement is duly authorized by each of the Subsidiary Guarantors by all necessary corporate action and the Securities have been duly authorized by the Company; and when the Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date (as hereinafter defined) the Indenture and the Registration Rights Agreement will have been duly executed and delivered by the Company, such Securities (i) will have been duly executed, authenticated, issued and delivered, (ii) will conform to the descriptions thereof contained in the Indenture (when executed and delivered by the parties thereto) and (iii) will constitute valid and legally binding obligations of the Company and ChipPAC, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or equity). The Company Guaranty with respect to the Securities constitutes a valid and legally binding obligation of ChipPAC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or


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                                                                               4

     affecting creditors' right and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Subsidiary Guaranty Agreement with respect to the Securities constitutes a valid and legally binding obligations of the Subsidiary
     Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' right and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (e) Except for (i) obligations to Credit Suisse First Boston Corporation ("CSFB") pursuant to a certain engagement letter, dated February 1, 2001 (the "CSFB ENGAGEMENT AGREEMENT"), between CSFB and ChipPAC and (ii) Houlihan Smith & Company, Inc. ("HOULIHAN") pursuant to a certain engagement letter, dated June 5, 2001 (the "HOULIHAN ENGAGEMENT AGREEMENT"), between ChipPAC and Houlihan, there are no contracts, agreements or understandings between ChipPAC or its subsidiaries and any person that would give rise to a valid claim against ChipPAC or its subsidiaries or the Purchaser for a brokerage commission, finder's fee or other like payment in connection with the sale of the Securities. The Purchaser has no liability or obligation (monetary or otherwise) to pay any fees, expenses or commissions in connection with the CSFB Engagement Agreement or the Houlihan Engagement Agreement. ChipPAC has furnished to the Purchaser true, correct and complete copies of the CSFB Engagement Agreement and the Houlihan Engagement Agreement.

          (f) There are no contracts, agreements or understandings between ChipPAC and any person granting such person the right to require ChipPAC to file a registration statement under the Securities Act with respect to any securities of ChipPAC owned or to be owned by such person or to require ChipPAC to include such securities in the securities registered pursuant to the Shelf Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than (i) the Amended and Restated Registration
     Agreement, dated as of August 5, 1999, as amended, among ChipPAC, affiliates of Bain Capital, Inc. and SXI Group LLC and their designees, Hynix Semiconductor America Inc. and Intel, and (ii) the Registration Rights Agreement, dated the Closing Date, between Citicorp Capital Investors, Ltd. and ChipPAC, Inc.

          (g) Subject to the express assumptions set forth in Section 2(o) below, no consent, approval, authorization, order, registration or qualification of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Securities by the Company, except (i) as


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                                                                               5

     required pursuant to the Registration Rights Agreement, including those required under the Securities Act and the rules and regulations of the Commission thereunder and (ii) such consents, approvals, authorizations or qualifications as may be required under state securities laws in connection with the purchase of the Securities by the Purchaser.

          (h) The execution, delivery and performance of the Indenture, the Registration Rights Agreement and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over ChipPAC or any subsidiary of ChipPAC or any of their properties, or (ii) any agreement or instrument to which ChipPAC or any such subsidiary is a party or by which ChipPAC or any such subsidiary is bound or to which any of the properties of ChipPAC or any such subsidiary is subject, or (iii) the charter or by-laws of ChipPAC or any such subsidiary, except (A) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (B) in the case of clauses (i) and (ii) for such breaches, violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

          (i) This Agreement has been duly authorized, executed and delivered by the Company and ChipPAC.

          (j) ChipPAC and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification  of  any  such  certificate,  authority  or  permit  that,  if
     determined  adversely  to  ChipPAC  or  any  of  its  subsidiaries,   would
     reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (k) ChipPAC and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that,


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                                                                               6

     if determined adversely to ChipPAC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (l) The financial statements included in the Exchange Act Reports present fairly the financial position of ChipPAC and its consolidated or combined subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Exchange Act Reports provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (m) Except as disclosed in the Exchange Act Reports, since the date of the latest audited financial statements included in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of ChipPAC and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Exchange Act Reports, there has been no dividend or distribution of any kind declared, paid or made by ChipPAC on any class of its capital stock.

          (n) Neither the Company nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Securities, will be an "investment company" as defined in the Investment Company Act.

          (o) Assuming that the representations and warranties of the Purchaser contained in Section 4 below are true in all material respects, the offer and sale of the Securities by the Company to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and the Indenture has been qualified in respect of the Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

          (p) None of the Company, ChipPAC, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has within the six-month period prior to the date hereof, offered or sold the Securities or any securities of the same class or series as the


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                                                                               7

     Securities or (ii) has offered or will offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (q) ChipPAC is subject to Section 13 or 15(d) of the Exchange Act

     3. Purchase, Sale and Delivery of Securities.

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, if requested by the Company, the Purchaser agrees, to purchase from the Company the Securities, at a purchase price of 98% of the principal amount thereof.

          (b) In consideration of the Purchaser's commitment to purchase the Securities as set forth in Section 3(a), the Company agrees to pay to the Purchaser a commitment fee in an amount equal to 3 3/4% of the principal amount of the Securities. Such commitment fee shall be fully earned upon execution of this Purchase Agreement and shall be payable in full in cash upon the earlier of (i) the consummation of the transactions contemplated hereby and (ii) the termination of this Purchase Agreement.

          (c) The Company will deliver against payment of the purchase price, the Securities in the form of one or more permanent global securities in definitive form without interest coupons (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for the Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC. The Global Securities shall include the legend regarding restrictions on transfer set forth in the Indenture.

          (d) Payment for the Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to the Purchaser at a location to be mutually determined by the Company and the Purchaser commencing at 10:00 a.m. (New York time) on such date as the Purchaser and the Company mutually determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all the Securities. The Global Securities will be made available for checking at least 24 hours prior to the Closing Date.

     4. REPRESENTATIONS BY THE PURCHASER. The Purchaser represents and warrants to the Company that:

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                                                                               8

          (a) The Purchaser (or its principals or advisors) has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser, is in a position to lose the entire amount of such investment.

          (b) The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (c) The Purchaser acknowledges that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provision of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein, and such Securities must be held indefinitely and may not be offered or sold unless subsequently registered under the Securities Act or unless, except pursuant to an exemption from the registration requirements of the Securities Act is available.

          (d) The Purchaser understands that the certificates evidencing the Securities will be imprinted with a legend that prohibits the transfer of such securities unless they are registered or such registration is not required.

          (e) The Purchaser is acquiring the Securities and the Underlying Shares for investment for its own or an affiliate account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof other than in compliance with the Securities Act.

          (f) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchaser has also had an opportunity to ask questions of officers of the Company.

          (g) This Agreement and the Registration Rights Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or equity).

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                                                                               9

          (h) The Purchaser has not engaged any brokers, finders or agents, and the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated hereby. In the event that the preceding sentence is in any way inaccurate, such Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expense of defending against such liability) for which the Company or any of its officers, directors, employees or representatives, is responsible.

          (i) The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated hereby. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated hereby.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Purchaser that:

          (a) The Company will cooperate with the Purchaser and its counsel in connection with the registration and qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Purchaser shall designate and do all things necessary to continue such qualifications in effect so long as required for the resale of the Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (b) During the period of five years hereafter, ChipPAC will furnish to the Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year via the same method used to distribute such report generally to all stockholders of ChipPAC, if such distribution is effected other than via the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"); and ChipPAC will furnish to the Purchaser as soon as available, a copy of each report and any definitive proxy statement of ChipPAC filed with the Commission under the Exchange Act or mailed to stockholders, which copies shall in each case be sent to the Purchaser via the same method used to distribute such report or proxy statement generally to all stockholders of ChipPAC if such distribution is effected other than via EDGAR.

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                                                                              10

          (c) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Registration Rights Agreement and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of qualifying the Securities for trading in The Portal(SM) Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; and (iv) any fees charged by investment rating agencies for the rating of the Securities.

          (d) The Company and ChipPAC shall use approximately $50.0 million of the net proceeds from the sale of the Securities and the Convertible Notes to repay certain indebtedness incurred pursuant to the CSFB Credit Agreement. The remainder of the net proceeds shall be used for general corporate purposes.

          (e) Upon registration under the Securities Act for the resale of the Securities pursuant to the Registration Rights Agreement, the CUSIP number of the Securities will be identical in all respects to the CUSIP number of the currently outstanding 12 3/4% Senior Subordinated Notes due 2009 issued under the Indenture.

     6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchaser shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, special counsel for the Company and ChipPAC, in form and substance reasonably acceptable to the Purchaser and the Company.

          (b) The Purchaser shall have received an opinion, dated the Closing Date, of Harvey Westwood Riegels, British Virgin Islands counsel to the Company in form and substance reasonably acceptable to the Purchaser and the Company.

          (c) The Purchaser shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, to the Trustee, as required by Section 13.04 of the Indenture.

          (d) The Purchaser shall have received a certificate, dated the Closing Date, of an authorized officer of the Company, as required by Section 2.13 of the Indenture.

          (e) The Purchaser shall have received a certificate, dated the Closing Date, of an authorized officer of the Company, as required by Section 13.04 of the Indenture.

          (f) ChipPAC shall have furnished to the Purchaser the opinion of Patricia H. McCall, Senior Vice President Administration, General Counsel and Secretary of ChipPAC, dated the Closing Date, in form and substance reasonably acceptable to the Purchaser.

          (g) The Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement which would constitute a Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) and (ii) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (h) The Purchaser shall have received a copy of the Authentication Order to the Trustee with respect to the Securities.

          (i) On or before the Closing Date, the Purchaser shall have received the following items, each of which shall be in form and substance satisfactory to the Purchaser and, unless otherwise noted, dated the Closing Date:

               (i) Certified copies of the organizational documents of the Company, certified by the proper public official of the British Virgin Islands, together with a good standing certificate, if available, or other similar certificate from the proper public official of the British Virgin Islands, each to be dated a recent date prior to the Closing Date;

               (ii) Resolutions of the Company's Board of Directors, ChipPAC's Board of Directors, and each of the Guarantors' Board of Directors, as applicable, and, if necessary, stockholders, approving and authorizing the execution, delivery and performance of the Registration Rights Agreement and this Agreement and any other documents, instruments and certificates required to be executed by each party thereto in connection therewith and approving and authorizing the execution, delivery and payment of the Securities, certified as of the Closing Date by the Secretary of the Company and ChipPAC's Secretary, as applicable, as being in full force and effect without modification or amendment;

               (iii) Signature and incumbency certificates of the officers of the Company and ChipPAC, as applicable, executing the Registration Rights Agreement and this Agreement; and

               (iv) Executed copies of this Agreement, the Securities and the Registration Rights Agreement (substantially in the form of the draft attached hereto as Exhibit A, with such changes as the parties may mutually agree).

          (j) The Company shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date (except as otherwise consented to in writing by the Purchaser).

          (k) No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement which would constitute a Default (as defined in the Indenture) or Event of Default (as defined in the Indenture).

          (l) No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Purchaser from purchasing the Securities or consummating the transactions contemplated by this Agreement and the Registration Rights Agreement and there shall not be existing, or to the knowledge of the Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its subsidiaries which would reasonably be expected to result in such an order, judgement or decree.

          (m) No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the purchasing of the Securities.

          (n) The Purchaser shall have received payment in full for all expenses (including reasonable attorneys' fees) incurred in connection with the negotiation and execution of this Agreement, the Registration Rights Agreement and the Securities.

          (o) ChipPAC or its affiliate shall concurrently receive the proceeds from the sale of the 8% Convertible Notes pursuant to the Convertible Notes Purchase Agreement.

          (p) On the date of this Agreement, the Special Committee of the Board of Directors of ChipPAC shall have received and shall furnish to the Purchaser an opinion of Houlihan, in form and substance reasonably satisfactory to the Purchaser, confirming the fairness from a financial point of view to the disinterested stockholders of ChipPAC of the terms of the Debt Transactions, and that the terms of the Debt Transactions are no less favorable to ChipPAC than those that could be obtained in arm's length dealings with a third party.

          (q) The CSFB Credit Agreement shall have been amended prior to the Closing Date to the extent necessary to permit the sale of the Securities and the Convertible Notes pursuant to this Agreement and the Convertible Notes Purchase Agreement to be effected without resulting in an Event of Default (as such term is defined under the CSFB Credit Agreement).

     The Purchaser may in its discretion waive compliance with any conditions to its obligations hereunder, whether in respect of the Closing Date or otherwise.

     7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Purchaser herein, to the performance by the Purchaser of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall have received from Purchaser the Selling Notice and Questionnaire in connection with the Registration Rights Agreement, on or prior to Closing Date.

     8. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of Company and Purchaser;

          (b) by the Company or Purchaser, if any injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable; or

          (c)  by  either   Purchaser  or  the  Company,   if  the  transactions
     contemplated hereby shall not have been consummated before June 28, 2001; PROVIDED, that the party seeking to terminate this Agreement is not otherwise in breach in any material respect of any of its obligations hereunder.

     9. INDEMNIFICATION AND CONTRIBUTION.

          (a) In addition to the payment of expenses pursuant to Section 5(c), and provided that the Purchaser provides notice of a claim against the Company within the Survival Period as such term is defined in Section 10, the Company (as "INDEMNITOR") agrees to indemnify, pay and hold the Purchaser, and the officers, directors, employees, agents and affiliates of the Purchaser (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) ("DAMAGES"), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of a breach of any of the Company's representations, warranties and covenants contained herein; PROVIDED, HOWEVER, that the Company shall not be obligated to indemnify the Indemnitees from and against any Damages (A) until the Indemnitees have suffered aggregate Damages by reason of all such breaches in excess of a $1,000,000 deductible (the "DEDUCTIBLE AMOUNT") (after which point the Company will be obligated to indemnify the Indemnitees for all Damages, including, without limitation, the Deductible Amount) or thereafter (B) to the extent the aggregate Damages the
     Indemnitees have suffered by reason of all such breaches exceeds $50,000,000 (after which point the Company will have no obligation to indemnify the Indemnitees from and against further such Damages).

          (b) Except for those claims or causes of action based on fraud that may be brought under (A) any state or Federal securities laws or (B) predicated on any state common law, the Purchaser and the Company acknowledge and agree that the foregoing indemnification provisions in this
     Section 9 shall be the exclusive remedy of the Purchaser with respect to the Company and the transactions contemplated by this Agreement.

          Notwithstanding anything herein to the contrary, recovery by an Indemnitee pursuant to this Section 9 shall in no event include any special, indirect, punitive, incidental or consequential damages.

     10. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective agreements, representations and warranties of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect until the 30th day following the Com-
pany's filing of its Annual Report on Form 10-K for the year ended December 31, 2001 (the "SURVIVAL PERIOD"), regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities until the 30th day following the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2001; PROVIDED, HOWEVER, that those agreements contained in Sections 5(a), 5(b), 9, 11, 12, 14 and 15 shall survive for the periods set forth therein. If for any reason the purchase of the Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section
5. If the purchase of the Securities by the Purchaser is not consummated for any reason, the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities; PROVIDED, HOWEVER, that any commitment fee actually paid will be credited against such obligation.

     11. NOTICES. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser, c/o Citicorp Capital Investors, Limited, 399 Park Avenue, New York, New York 10043, Attention: Investment Manager, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ChipPAC, Inc., 47400 Kato Road, Fremont, California 94538, Attention: Robert Krakauer.

     12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. Notwithstanding anything to the contrary, successors and assigns as a result of transfers pursuant to a registered offering under the Securities Act or in Rule 144A transactions shall not have the benefits of this Agreement.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     15. CONSENT TO JURISDICTION. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                           [SIGNATURE PAGE TO FOLLOW]

         If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                        Very truly yours,

                                        ChipPAC International Company Limited,


                                        By: /s/ ROBERT BOWDEN
                                            ------------------------------------
                                            Name:  Robert Bowden
                                            Title: Director


                                        ChipPAC, Inc.,

                                        By: /s/ DENNIS P. McKENNA
                                            ------------------------------------
                                            Name:  Dennis P. McKenna
                                            Title: Chairman, Chief Executive
                                                   Officer and President



The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Citicorp Capital Investors, Limited

By: /s/ RICHARD E. MAYBERRY, JR.
    ---------------------------------------
   Name:  Richard E. Mayberry, Jr.
   Title: Managing Director

                                                                       Exhibit A


                                   $15,000,000

                      CHIPPAC INTERNATIONAL COMPANY LIMITED

                   12-3/4% SENIOR SUBORDINATED NOTES DUE 2009


                          REGISTRATION RIGHTS AGREEMENT

                                                                   June __, 2001

Citicorp Capital Investors, Limited
399 Park Avenue
New York, New York 10043

Dear Sirs:

         ChipPAC   International  Company  Limited,  a  British  Virgin  Islands
corporation (the "COMPANY"), proposes to issue and sell to Citicorp Capital Investors, Limited (the "PURCHASER"), upon the terms set forth in a purchase agreement, dated as of June 11, 2001 (the "PURCHASE AGREEMENT"), $15,000,000 aggregate principal amount of its 12-3/4% Senior Subordinated Notes due 2009 (the "NOTES"). The Notes will be issued pursuant to an Indenture, dated as of June 29, 1999 (the "INDENTURE"), among ChipPAC International Limited, ChipPAC Merger Corp. and Firstar Bank, N.A. as Trustee (the "TRUSTEE"), as amended by the First Supplemental Indenture, dated as of August 5, 1999, among the Company, ChipPAC, Inc., a Delaware corporation ("CHIPPAC"), and the Trustee.

         As an inducement to the Purchaser to enter into the Purchase Agreement, the Company agrees with the Purchaser, for the benefit of the holder(s) of the Notes, from time to time, (including, without limitation, the Purchaser) (collectively, the "HOLDERS"), as follows:

         1.    RESALE SHELF REGISTRATION.

               (a) The Company shall, at its cost, use its commercially reasonable efforts to file as promptly as practicable (but in no event more than 90 days after the Closing Date (as defined in the Purchase Agreement)) with the Securities and Exchange Commission (the "COMMISSION") and thereafter shall use commercially reasonable efforts to cause to be declared effective a registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), within 180 days of the Closing Date, relating to the offer and sale of the Transfer Restricted Notes (as defined in Section 8(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); PROVIDED, HOWEVER, that no Holder (other than the Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                     Registration Rights Agreement - Page 2

               (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Transfer Restricted Notes, for a period of two
         (2) years (or for such longer period if extended pursuant to Section 2(h) below or by the last sentence of this Section 1(b)) from the date of its effectiveness or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Transfer Restricted Notes as defined in Section 8(d) hereof (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Transfer Restricted Notes during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event contemplated by Section 2(b)(v) below, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter complies with the requirements of
         Section 2(h) hereof.

               (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Each Holder  agrees  that if such Holder  wishes to sell such
         Holder's Transfer Restricted Notes pursuant to a Shelf Registration Statement and related prospectus, it will do so in accordance with this
         Section 1(d). Each Holder wishing to sell Transfer Restricted Notes pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire (the form of which is attached as ANNEX A hereto) to the Company. The Company will include in the Shelf Registration Statement as a selling securityholder each Holder that delivers such properly completed Notice and Questionnaire as of or prior to the Closing Date. The Company will use its commercially reasonable efforts to include in the Shelf Registration Statement any Holder which fails to provide such properly completed Notice and Questionnaire as of or prior to the Closing Date but otherwise provides such properly completed Notice and Questionnaire prior to the commencement of the Shelf Registration Period. Except as described above and below, the Company shall have no obligation to include in the Shelf Registration Statement a Holder which fails to provide the Company with such properly completed Notice and Questionnaire as of or prior to the Closing Date. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a properly completed Notice and Questionnaire is delivered, and in any event within thirty (30) days after such date, (i) if required by law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file

                     Registration Rights Agreement - Page 3

         any other required document so that the Holder delivering such Notice and Questionnaire is named a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Transfer Restricted Notes in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use all commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical, but in any event by the date that is thirty (30) business days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 1(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to
         Section 1(d)(i); PROVIDED, THAT if such Notice and Questionnaire is delivered during a period in which the use of such prospectus is suspended pursuant to Section 2(h) hereof, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of such suspension period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information as required by and in accordance with the procedures and time periods set forth in this Section 1(d) as a selling securityholder in any Shelf Registration Statement and related prospectus and any amendment or supplement thereto.

         2. SHELF REGISTRATION PROCEDURES. In connection with any Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

               (a) The Company shall (i) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchaser reasonably may propose and
         (ii) include the names of the Holders, who propose to sell Transfer Restricted Notes pursuant to the Shelf Registration Statement, as selling securityholders; PROVIDED, THAT the Purchaser and Holders have complied with Section 1(d).

               (b) The Company shall give written notice to the Purchaser and the Holders of the Transfer Restricted Notes included within the coverage of the Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                   (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                   (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                     Registration Rights Agreement - Page 4

                   (iii) of  the  issuance by the  Commission  of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                   (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                   (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

               (c) The Company shall make every commercially reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

               (d) The Company shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

               (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Notes included within the coverage of such Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

               (f) Prior to any public offering of the Notes pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Notes included therein and their respective counsel in connection with the registration or qualification of the Transfer Restricted Notes for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii)

                     Registration Rights Agreement - Page 5

         take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

               (g) The Company shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes pursuant to such Shelf Registration Statement.

               (h) Upon the occurrence of any event  contemplated  by paragraphs
         (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall as required hereby prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Notes included within the coverage of such Shelf Registration Statement, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company may delay filing and distributing any such supplement or amendment (and continue the suspension of the use of the related prospectus) if the Company determines in good faith that such supplement or amendment would, in the reasonable judgement of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at such time; provided, further, that neither such delay nor such suspension shall extend for a period of more than 90 consecutive days or an aggregate of 180 days in any twelve-month period. If the Company notifies the Purchaser and the Holders of the Notes in accordance with paragraphs (ii) through (v) of
         Section 2(b) above to suspend the use of such prospectus until the requisite changes to such prospectus have been made, then the Purchaser and the Holders of the Notes shall suspend use of such prospectus, and the period of effectiveness of such Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchaser and the Holders of the Notes shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

               (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes registered under the Shelf Registration Statement and provide the Trustee with a certificate for the Notes, in a form eligible for deposit with The Depository Trust Company.

               (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration to enable the Holders to resell their securities in accordance with this Agreement.

               (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in a timely manner and

                     Registration Rights Agreement - Page 6

         containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

               (l) Each Holder agrees, by acquisition of the Notes, that no Holder of Notes shall be entitled to sell any of such Notes pursuant to any Shelf Registration Statement or to receive a prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to and in accordance with Section 1(d) hereof and the information set forth in the next sentence. Each Holder agrees promptly to furnish the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Notes as the Company may from time to time reasonably request.

               (m) In the event of any underwritten public offering, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any managing underwriter of such offering and Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration; PROVIDED, HOWEVER, that the Company shall not be required to facilitate an underwritten offering pursuant to a Shelf Registration Statement by any Holders unless the offering relates to at least $10,000,000 principal amount of the Notes.

               (n) The Company shall (i) make reasonably available for inspection by any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any agent retained by any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such underwriter or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that the foregoing inspection and information gathering shall be coordinated on behalf of the Purchaser by you and the other parties, by one firm of counsel, which firm shall be designated as described in Section 6 hereof.

               (o) In the event of an underwritten offering, the Company shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Notes in customary form and substance addressed to the managing underwriters thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement; (ii) its executive officers and directors to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Notes and (iii) the independent public accountants for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Transfer Restricted Notes and any underwriter therefor a comfort letter in customary form, type and substance customarily covered in comfort letters in connection with primary underwritten offerings.

                     Registration Rights Agreement - Page 7

               (p) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Notes covered by a Shelf Registration Statement contemplated hereby.

         3.    DEMAND REGISTRATION.

               (a) From and after the second anniversary of the Closing Date, Holders of at least 50% of the outstanding Transfer Restricted Notes, subject to Section 3(e) below, (the "INITIATING HOLDERS") may request, in writing, registration under the Securities Act of all or part of their Transfer Restricted Notes. Within 10 days after receipt of any such request, the Company will give notice of such request to all other Holders of Transfer Restricted Notes ("OTHER HOLDERS"). Thereafter, the Company will use all commercially reasonable efforts to effect the registration on an appropriate form under the Securities Act and will include in such registration, subject to Section 3(e) below, all Transfer Restricted Notes held by the Initiating Holders and Other Holders with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations initiated by an Initiating Holder pursuant to this Section 3(a) are referred to herein as "DEMAND REGISTRATIONS." Notwithstanding anything herein to the contrary, the Company need not effect any requested Demand Registration unless the expected gross proceeds of such registration exceed $10,000,000.

               (b) Notwithstanding anything in Section 3(a) above to the contrary, the Company shall not be obligated to take any action to effect any such registration pursuant to Section 3(a) above:

                   (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                   (ii) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on one hundred twenty (120) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable effects to cause such registration statement to become effective;

                   (iii)  After  the  Company   has   effected    one  (1)  such
               registration pursuant to Section 3(a), and such registrations have been declared or ordered effective;

                   (iv)  If  the  Company   shall  furnish  to  such  Holders  a
               certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts

                     Registration Rights Agreement - Page 8

               to comply under Section 3(a) shall be deferred for a period not to exceed one hundred eighty (180) days from the date of receipt of written request from an Initiating Holder; provided that the Company may not exercise this deferral right more than once per twelve (12) month period.

               (c) A registration requested pursuant to Section 3(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission,
         (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or the order or requirement of the Commission or other governmental agency or court for any reason, and, as a result thereof, the Transfer Restricted Notes covered thereby have not been sold or (iii) the registration statement does not remain effective for a period expiring the earlier of 90 days after the effective date thereof or the completion of the distribution of the Transfer Restricted Notes included in such registration statement. The Holders of the Transfer Restricted Notes shall be permitted to withdraw all or any part of the Transfer Restricted Notes from a Demand Registration at any time prior to the effective date of such Demand Registration; provided that in the event of, and concurrently with such withdrawal, the Holders responsible for such Demand Registration shall either (i) pay or reimburse the Company for all fees and expenses (including counsel fees and expense) incurred by them and the Company prior to such withdrawal or (ii) agree to forfeit its Demand Registration rights hereunder.

               (d) In the event that a registration pursuant to Section 3(a) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
         Section 3(a). In such event, the right of any Holder to registration pursuant to Section 3(a) shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3, and the inclusion of such Holder's Transfer Restricted Notes in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Initiating Holder, but subject to the Company's reasonable approval.

               (e) If the Company includes in any underwritten Demand Registration any securities which are not Transfer Restricted Notes and the managing underwriters advise the Company in writing that in their opinion the number of Transfer Restricted Notes proposed to be included exceeds the number of Transfer Restricted Notes and other securities which can be sold in such offering, the Company will include in such registration (i) first, the Transfer Restricted Notes requested to be included which, in the opinion of such underwriters, can be sold, by the Initiating Holders initiating the Demand Registration, (ii) second, the Transfer Restricted Notes proposed to be included in such registration by the Other Holders exercising their registration rights hereunder, pro rata based upon the total number of Transfer Restricted Notes which such Other Holders propose to include in such registration and (iii) third, the securities proposed to be included in such registration by any other holders as determined by the Company and the managing underwriters.

                     Registration Rights Agreement - Page 9

         4.    PIGGYBACK REGISTRATION.

               (a) From and after the second anniversary of the Closing Date, whenever the Company proposes to register any securities substantially similar to the Transfer Restricted Notes under the Securities Act (other than on S-8 or any successor forms), and the form of registration statement to be used may be used for the registration of Transfer Restricted Notes (a "PIGGYBACK REGISTRATION"), the Company will give notice to all Holders of Transfer Restricted Notes of the intention to effect such a registration and will include in such registration, subject to Sections 4(c) and 4(d) below, all Transfer Restricted Notes with respect to which the Company has received written requests for inclusion therein. Such requests for inclusion shall be in writing and delivered to the Company within 15 days after the Holders' receipt of such notice and shall specify the number of Transfer Restricted Notes intended to be disposed of and the intended method of distribution thereof. Any Holder of Transfer Restricted Notes shall have the right to withdraw its request for inclusion of its Transfer Restricted Notes in any registration statement pursuant to this Section 4(a) by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

               (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4(a). In such event the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Transfer Restricted Notes in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

               (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
         (ii) second, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Notes) of the same securities proposed to be sold by the Company and
         (iii) third, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Notes) of substantially the same securities proposed to be sold by the Company, in each of clauses (ii) and (iii) pro rata among such holders exercising their respective piggyback registration rights thereof based upon the total number of securities which such holders beneficially own.

               (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders (other than the Holders of the Transfer Restricted Notes) of the Company's securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the

                     Registration Rights Agreement - Page 10

               number which can be sold in such offering, the Company will include in such registration (i) FIRST, the securities which such initiating holders propose to sell; (ii) SECOND, the securities the Company proposed to be included in such registration; (iii) THIRD, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Notes) of the same securities proposed to be sold by such initiating holders and (iv) FOURTH, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Notes) of substantially the same securities proposed to be sold by such initiating holders, in each of clauses (iii) and (iv) pro rata among any such holders exercising their respective piggyback registration rights thereof based upon the total number of securities which such holders beneficially own.

         5. DEMAND AND PIGGYBACK REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Sections 3 and 4, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

               (a) With respect to Demand Registrations, the Company shall use its commercially reasonable efforts to file as promptly as practicable (but in no event more than 120 days after the date the Company is in receipt of written requests by the Other Holders for inclusion in such Demand Registration (the "DEMAND INITIATION DATE") and thereafter shall use commercially reasonable efforts to cause to be declared effective a registration statement on an appropriate form under the Securities Act, within 180 days after the Demand Initiation Date, relating to the offer and sale of the Transfer Restricted Notes;

               (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (c) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Notes covered by such registration statement;

               (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the

                     Registration Rights Agreement - Page 11

         managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         6.    REGISTRATION  EXPENSES.  Except as  set  forth  in  clause (i) of
Section 3(c), the Company shall bear all fees and expenses incurred by it in connection with the performance of its obligations under Sections 1, 3 and 4 hereof whether or not a Registration Statement is filed or becomes effective. In connection with any Registration Statement, the participating Holders shall be responsible for the payment of any and all underwriters' and brokers' and dealers' discounts, selling commissions, any applicable stock transfer taxes and, except as set forth in clause (i) of Section 3(c) and as set forth below, all fees and disbursements of counsel, accountants or other advisors for any Holder and any other fees and expenses not covered by the preceding sentence. In connection with the Shelf Registration Statement and the applicable Registration Statement for one (1) Demand Registration, the Company shall bear or reimburse the Holders of the Notes covered thereby for reasonable fees and disbursements of not more than one (1) counsel chosen by the Holders of a majority in principal amount of the Notes covered thereby to act as counsel for the Holders in connection therewith. For purposes of this Agreement, "REGISTRATION STATEMENT" shall mean the Shelf Registration Statement and any applicable registration statement in connection with Demand and Piggyback Registrations.

         7.    INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Holder of the Notes, each agent representative, employee, officer and director of any such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof
         (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, that
         (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not

                     Registration Rights Agreement - Page 12

         inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; PROVIDED FURTHER, HOWEVER, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

               (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

               (c) Promptly  after  receipt by an  indemnified  party under this
         Section 7 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party,

                     Registration Rights Agreement - Page 13

         be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Notes, pursuant to the Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 7(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the

                     Registration Rights Agreement - Page 14

         meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

               (e) The agreements contained in this Section 7 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         8.    ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES.

               (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Notes (except with respect to (iii) below, which such Additional Interest shall only apply to the Notes held by the affected Holder(s)) shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (v) below being herein called a "REGISTRATION DEFAULT"):

                   (i) If on or prior to the 90th day after the Closing Date (as defined in the Purchase Agreement), the Shelf Registration Statement has not been filed with the Commission;

                   (ii) If on or prior to the 180th day after the Closing Date (as defined in the Purchase Agreement), the Shelf Registration Statement has not been declared effective by the Commission;

                   (iii) The  Company  fails with  respect to  a Holder of Notes that supplies the Notice and Questionnaire described in Section 1(d) above to amend or supplement the Shelf Registration Statement in the manner set forth in Section 1(d) above;

                   (iv) If after the Shelf Registration Statement is declared effective, such Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Notes during the periods specified herein because the Company suspends the effectiveness of such Shelf Registration Statement beyond the periods set forth in Section 2(h) above;

                   (v) If after the Shelf Registration Statement is declared effective, such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Notes during the periods specified herein and the Company fails to cure the Shelf Registration Statement within fifteen (15) business days by filing a post-effective amendment or report pursuant to the Exchange Act;

                   (vi) If on or prior to the 120th day after the Demand Initiation Date, a registration statement relating to the applicable Demand Registration has not been filed with the Commission; or

                     Registration Rights Agreement - Page 15

                   (vii) If on or prior to the 180th day after the Demand Initiation Date, a registration statement relating to the applicable Demand Registration has not been declared effective by the Commission.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

         Additional Interest shall accrue on the Notes that are Transfer Restricted Notes over and above the interest set forth in the title of the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "ADDITIONAL INTEREST RATE").

               (b) A Registration Default referred to in Section 8(a)(v) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; PROVIDED, HOWEVER, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

               (c) Any amounts of Additional Interest due pursuant to Section 8(a) above will be payable in cash to the "RECORD HOLDER" (as defined in Section 8(d) below) on the "DAMAGES PAYMENT DATES" (as defined in
         Section 8(d) below) with respect to the Notes. The amount of Additional Interest will be determined by (1) multiplying the applicable Additional Interest Rate by the "APPLICABLE PRINCIPAL AMOUNT" (as defined in Section 8(d) below) and then (2) multiplying the product of the calculation set forth in (c)(1) above by a fraction, the numerator of which is the number of days such Additional Interest Rate was applied during such period (determined on the basis of a 360 day year comprised of twelve 30-day months), and the denominator of which is 360.

               (d) The following terms shall have the following meaning(s):

               The term "APPLICABLE PRINCIPAL AMOUNT" with respect to each $1,000 principal amount of maturity of Notes means the initial issue price of such Note ($1,000) through the next succeeding February 1 or August 1 following such Registration Default in the case of such payment of Additional Interest with respect to a Registration Default (and thereafter at the next

                     Registration Rights Agreement - Page 16

succeeding February 1 or August 1 until the cure of such Registration Default) or, if no Notes are then outstanding, such sum calculated as if such Notes were then outstanding.

               The term "DAMAGES PAYMENT DATE" means each February 1 or August 1 in the case of the Notes.

               The term  "RECORD  HOLDER"  means  with  respect  to any  Damages
Payment Date relating to any Note as to which any Additional Interest has accrued, the registered holder of such Note, fifteen (15) days prior to the next succeeding Damages Payment Date.

               The term "TRANSFER RESTRICTED NOTES" means each Note until the earliest of (i) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) to the extent such Note is held by a non-affiliate of the Company or ChipPAC, the date on which such Note may be sold by the Holder thereof to the public pursuant to Rule 144 under the Securities Act, (iii) to the extent such Note is held by an affiliate of the Company or ChipPAC, the date on which such Note is sold by the Holder thereof to the public pursuant to Rule 144 under the Securities Act or (iv) the date on which such Note is saleable by the Holder thereof pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything herein to the contrary, the registration rights granted hereunder shall terminate as to each Holder and with respect to such Notes upon the date that such Notes are no longer Transfer Restricted Notes.

         9. SEC FILINGS. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Notes, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. The Company covenants that it will take such further action as any Holder of Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company will provide an executed counterpart of this Agreement to prospective purchasers of the Notes identified to the Company by the Purchaser upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         10. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes to be included in such offering and such selection shall be subject to the Company's consent, which shall not be unreasonably withheld or delayed.

               No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities,

                     Registration Rights Agreement - Page 17

underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         11.   MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent or conflicts with the legal rights granted to the Holders in this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof. Notwithstanding anything herein to the contrary, the Company shall not be limited or in any way prevented from entering into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that do not conflict with the registration rights of the Holders hereunder.

               (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the then outstanding Notes constituting Transfer Restricted Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Notes whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Notes may be given by Holders of at least a majority of the Transfer Restricted Notes being sold by such Holders pursuant to such Shelf Registration Statement; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence; PROVIDED, FURTHER, without the consent of each Holder, no amendment, modification or supplement may alter the provisions relating to the payment of Additional Interest. Each Holder of Transfer Restricted Notes outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 11, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Transfer Restricted Notes or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

               (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                   (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company.

                   (2) if to the Purchaser:

                     Registration Rights Agreement - Page 18

                   Citicorp Capital Investors, Limited
                   399 Park Avenue
                   New York, New York 10043
                   Facsimile No.:  (212) 888-2940
                   Attention:  Byron L. Knief
                               Richard Mayberry

         with a copy to:

                   Morgan, Lewis & Bockius LLP
                   101 Park Avenue
                   New York, New York 10178
                   Facsimile No.:  (212) 309-6273
                   Attention:  James Mercadante, Esq.
                               Zechariah Clifton Dameron IV, Esq.

               (3) if to the Company, at its address as follows:

                   ChipPAC, Inc.
                   47400 Kato Road
                   Fremont, California  94538
                   Facsimile No. (510) 979-8001
                   Attention:  Robert Krakauer

         with a copy to:

                   Kirkland & Ellis
                   777 South Figueroa Street
                   34th Floor
                   Los Angeles, California 90017
                   Facsimile No. (213) 680-8500
                   Attention:  Eva Davis, Esq.
                               (for all notices other than Selling Security
                               Holder Notice and Questionnaire)
                               Charles Pak, Esq.
                               Kara Beal, Esq.
                               (for all Selling Securityholder Notice
                               and Questionnaire)

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

               (d) THIRD PARTY BENEFICIARIES. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the

                     Registration Rights Agreement - Page 19

         Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

               (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder; and PROVIDED, FURTHER that nothing herein shall be deemed to permit any assignment, transfer or any disposition of Transfer Restricted Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement and by taking and holding such Transfer Restricted Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

               (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               (i) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (j) NOTES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, Notes held by the Company or its affiliates (other than the Purchaser and subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

                 Signature Page to Registration Rights Agreement


         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                       Very truly yours,

                                       CHIPPAC INTERNATIONAL COMPANY LIMITED


                                       By:______________________________________
                                          Name:
                                          Title:


The foregoing  Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CITICORP CAPITAL INVESTORS, LIMITED





By:_________________________________
   Name:
   Title:

                                                                         ANNEX A

                      CHIPPAC INTERNATIONAL COMPANY LIMITED

                  QUESTIONNAIRE FOR BENEFICIAL OWNERS REGARDING
            SECURITIES TO BE INCLUDED IN SHELF REGISTRATION STATEMENT

         The following questions (the "QUESTIONNAIRE") elicit information to prepare (i) the Registration Statement on Form S-3 (the "SHELF REGISTRATION STATEMENT") registering for resale the Company's 12-3/4% Senior Subordinated Notes due 2009 (the "NOTES"), on behalf of the beneficial owners thereof, filed by ChipPAC International Company Limited (the "COMPANY") with the Securities Exchange Commission in accordance with the rights granted to you and the other holders of Notes (the "SELLING SECURITYHOLDERS") pursuant to the Registration Rights Agreement, dated June 22, 2001, by and between the Company and the purchaser party thereto (the "REGISTRATION RIGHTS AGREEMENT") and (ii) other securities documents which may be required in connection with the Shelf Registration Statement. By electing to sell the Securities pursuant to the Shelf Registration Statement you agree to be bound by the terms of the Registration Rights Agreement.

         Because the information provided in this Questionnaire will be used in connection with the preparation of documents to be filed with state and federal agencies, it should be accurate, complete and true, and not omit any material or important information.

         By execution of this Questionnaire, you agree to notify the Company's legal counsel as promptly as practicable of any inaccuracy or change in information previously furnished by you to the Company or the occurrence of any event in either case as a result of which any Prospectus included in such Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding you or your intended method of distribution of such Securities necessary to make the statements therein, in light of the circumstances then existing, not misleading, and you agree promptly to furnish to the Company's legal counsel any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to you or the distribution of Securities held by you that are included in the Shelf Registration Statement, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

         Each beneficial owner of the Notes is being furnished with two copies of this Questionnaire. Please complete and execute one copy and return it to the Company's legal counsel, Kirkland & Ellis, 777 South Figueroa Street, 34th Floor, Los Angeles, CA 90017, Attention: Charles Pak and Kara Beal, on or before the date of the initial issuance of the Notes (the "CLOSING DATE"). By executing this Questionnaire, you hereby consent to being named in the Shelf Registration Statement and to the presentation of all information furnished herein which is required to be disclosed in the Shelf Registration Statement.

         PURSUANT TO THE TERMS OF THE REGISTRATION RIGHTS AGREEMENT, YOU ARE OBLIGATED TO INDEMNIFY THE COMPANY IF THE INFORMATION YOU PROVIDE HEREIN IS INACCURATE OR MISLEADING.

         NOTES WILL NOT BE INCLUDED IN THE SHELF REGISTRATION STATEMENT UNLESS YOU COMPLETE THIS QUESTIONNAIRE, SIGN IT AND DELIVER A COPY TO THE COMPANY'S LEGAL COUNSEL IN THE MANNER DESCRIBED HEREIN AND PROMPTLY NOTIFY THE COMPANY'S LEGAL COUNSEL OF ANY CHANGES TO THE INFORMATION CONTAINED HEREIN.

                  INSTRUCTIONS FOR COMPLETION OF QUESTIONNAIRE:

         Please answer each question fully. Give the most exact and accurate answers possible. If your response to any of the questions presented below is negative or if any of the questions are not applicable, please so state in the space provided. Please sign and date the Questionnaire. Certain terms used herein are defined in Appendix A hereto, which should be referred to in completing this Questionnaire.

1.       GENERAL

State your full name as it should appear in any filings made.

NAME OF SELLING SECURITYHOLDER: ________________________________________________

SOCIAL SECURITY NUMBER OR FEDERAL EMPLOYER I.D. NUMBER: ________________________

BUSINESS ADDRESS: ______________________________________________________________

RESIDENCE ADDRESS: _____________________________________________________________

TELEPHONE NUMBER: ______________________________________________________________

                  Business: __________________________________

                  Fax: _______________________________________

         If an entity, please indicate principal contact for questions:

                  NAME: _____________________________________

                  ADDRESS: __________________________________

                  TELEPHONE NUMBER: _________________________

                  FAX NUMBER: _______________________________


2. Please describe the nature of the business you or your organization conducts.


3. Please state your current position, office or other relationship with the Company (or its predecessors or affiliates) and any position, office or other relationship with the Company (or its predecessors or affiliates) during the past three years.


4. If you hold any or all of the Notes on behalf of another person or entity, please state the full name(s) and address(es) of such person(s) or entity(ies) and the amount(s) so held.

5. Check the box which represents the CUSIP Number of the Notes that you hold.

         ||  144A Global Note; CUSIP Number:

         ||  _________________________________

6.       Please state the amount of Notes owned of record by you.

         Notes: ______________________________

7. Please state the amount of Notes for which you are the beneficial owner and the record owner.

         Notes: ______________________________

8. Please state the amount of Notes for which you are the beneficial owner, but not the record owner.

         Notes: ______________________________

Please include the name and address of the record owner and your relationship to the record owner.

         Notes: ______________________________

9. If any other person or entity shares voting or investment power with you with respect to the Notes listed in questions 6, 7 and 8 above, please

         a.  briefly identify the person or entity,

         b. give the principal amount or number subject to shared voting power or investment power and

         c.  summarize the arrangement.

10. Are any of the Notes owned by you subject to any pledge or other contractual arrangement?
         No ____Yes ____

         If yes, please explain such pledge or other contractual arrangement.

11.      Please describe any other rights to purchase Notes that you have.

12. Please state the amount of Notes to be offered for your account in the Shelf Registration Statement.

         Notes: ______________________________

13. Have you entered into any agreement, arrangement or understanding with a broker or dealer with respect to the offering of the Notes to be registered in the Shelf Registration Statement?

         No ____Yes ____

         If yes, please set forth the terms of any such agreement, arrangement or understanding (including without limitation volume limitations on sales, parties to the agreement, arrangement or understanding and conditions under which the agreement, arrangement or understanding may be terminated) below.

14. Identify any broker(s) or dealer(s) participating in the offering of Notes to be offered for your account and state the amount of Notes to be offered by each such broker.

15. Set forth below any discounts or commissions, if any, to be allowed or paid to dealers in connection with the sale of the Notes to be offered for your account.

16. Identify any finder known to you to be involved with the distribution of the Notes to be offered for your account and, if applicable, the finder's relationship with the Company or its officers, directors, principal shareholders, finders or promoters.

17. Attached as Appendix B hereto is a description of a plan of distribution that is intended to be used, in substantially the form of Appendix B, in the Shelf Registration Statement. Please indicate whether anything stated in Appendix B is inaccurate or misleading with respect to your plan to distribute the Notes owned by you or whether Appendix B omits to state any information about your plan of distribution.

         No ___Yes ____

         If yes, describe below specifically in what manner Appendix B is inaccurate or misleading, Please also describe below any additional information about your plan to distribute the Notes that you own.

                                  CERTIFICATION

         The information set forth above is supplied by the undersigned in response to the request of the Company and may be used in connection with the Shelf Registration Statement. The undersigned hereby affirms that such information is correct as of the date hereof. The undersigned will promptly notify the Company's legal counsel of any changes in such information, whether such change occurred subsequent hereto and prior to the filing or effectiveness of the Shelf Registration Statement or after the Shelf Registration Statement is filed or becomes effective. The undersigned understands and agrees that this Questionnaire, as completed by him or her, and any further communications by him or her regarding the matters contemplated herein, will be relied upon by the Company, its legal counsel, and the representatives of any underwriters and their counsel, in connection with filings related to the Shelf Registration Statement.

         The undersigned understands that material misstatements or the omission of material facts in the Shelf Registration Statement may give rise to civil and criminal liabilities for the Company, each officer and director of the Company signing the Shelf Registration Statement and other persons signing such document.

         Signature of Holder(1) _________________________________________

         Please type or print name and title, if any: ___________________






         Date: _______________

        RETURN COMPLETED QUESTIONNAIRE ON OR BEFORE THE CLOSING DATE TO:

                                CHARLES PAK, ESQ.
                                 KARA BEAL, ESQ.
                                KIRKLAND & ELLIS
                            777 SOUTH FIGUEROA STREET
                                   34TH FLOOR
                          LOS ANGELES, CALIFORNIA 90017
                               FAX: (213) 680-8500





-----------

(1) If this Questionnaire is being completed by or on behalf of a person other than an individual, the entity on whose behalf the Questionnaire is being completed should be stated.

                                   APPENDIX A

         1. ARRANGEMENT. Any plan, contract, arrangement or understanding, whether or not set forth in a formal document.

         2.    ASSOCIATE.  The term "associate" means:

               (a) Any corporation or organization, except the Company and its majority-owned subsidiaries, of which you are an executive officer or partner or of which you, together with other officers or directors of the Company, are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities.

               (b) Any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity.

               (c) Any relative, your spouse or any relative of your spouse who resides with you or who is a director or officer of the Company or its subsidiaries.

         3.    BENEFICIAL OWNER. A "beneficial   owner"  of  securities  is  any
person  who,  directly  or  indirectly,   through  any  contract,   arrangement,
understanding, relationship or otherwise has or shares:

               (a) Voting power, which includes the power to vote, or to direct the voting of, such security; and/or,

               (b) Investment power, which includes the power to dispose or direct the disposition of, such security.

         Furthermore, a "beneficial owner" of a security includes any person who has the right to acquire beneficial ownership of such security at any time within sixty (60) days. The right to acquire beneficial ownership could (but need not necessarily) be through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) a power to revoke or automatic termination of a trust, discretionary account, or similar arrangement, or (iv) otherwise.

         A "beneficial owner" also includes any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan to evade the reporting requirements of any federal or state securities act.

         Securities owned beneficially would include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but would also include securities held by others for your benefit or securities from which you obtain benefits substantially equivalent to those of ownership (regardless of whether or how they are registered), such as, for example, securities held for you by banks or other custodians, brokers (whether in your name, their name or in "street name"), executors, administrators, or trustees (including trusts in which you have only a remainder interest) and securities held for your account by pledgees, and securities owned by a partnership in which you are a member, and securities owned by any corporation in which you and your associates own 10% or more of the stock. A person is deemed to be the beneficial owner of securities beneficially owned by his spouse, his minor children, or any relative sharing his home.

         "Indirectly," when used to refer to beneficial ownership of securities, means ownership through another such as a controlled corporation, member of the family, estate, trust, partnership or other entity.